Industry Canada Industrie Canada

Certificate of Amendment

Canada Business Corporations Act

Certificat de modification

Loi canadienne sur les sociétés par actions

POWER RESOURCE EXPLORATION INC.

Corporate name / Dénomination sociale

638253-3

Corporation number / Numéro de société

I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 178 of the *Canada Business Corporations Act* as set out in the attached articles of amendment.

JE CERTIFIE que les statuts de la société susmentionnée sont modifiés aux termes de l'article 178 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes.

Marcie Girouard

Director / Directeur

2011-10-31

Date of Amendment (YYYY-MM-DD)
Date de modification (AAAA-MM-JJ)

Canada

Industry Canada / Industrie Canada	**Form 4** **Articles of Amendment** *Canada Business Corporations Act (CBCA) (s. 27 or 177)*	**Formulaire 4** **Clauses modificatrices** *Loi canadienne sur les sociétés par actions (LCSA) (art. 27 ou 177)*

1 Corporate name
Dénomination sociale
Power Oil & Gas Inc.

2 Corporation number
Numéro de la société
638253-3

3 The articles are amended as follows
Les statuts sont modifiés de la façon suivante

The corporation changes its name to:
La dénomination sociale est modifiée pour :
POWER RESOURCE EXPLORATION INC.

The corporation amends the other provisions as follows:
Les autres dispositions sont modifiées comme suit :
See attached schedule / Voir l'annexe ci-jointe

4 Declaration: I certify that I am a director or an officer of the corporation.
Déclaration : J'atteste que je suis un administrateur ou un dirigeant de la société.

KEITH DIAKIW
403-261-3070

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).
Nota : Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5 000 $ ou d'un emprisonnement maximal de six mois, ou de ces deux peines (paragraphe 250(1) de la LCSA).

Canada

IC 3069 (2008/04)

Schedule / Annexe
Other Provisions / Autres dispositions

Pursuant to Subsection 173(1)(h) of the Canada Business Corporations Act, all of the presently issued and outstanding Common Shares without par value in the capital of the Corporation be consolidated on the basis of one(1) Common Share for every one hundred (100) Common Shares before consolidation.